Exhibit 10.1

                         FULFILLMENT SERVICES AGREEMENT

         THIS FULFILLMENT SERVICES AGREEMENT (this "Agreement") is made as of June 4, 2003, by and between .com Distribution Corp., a Delaware corporation with offices located at 300 Nixon Lane, Edison, New Jersey 06837 ("DOTCOM"), and TELE-V, INC, a New York Corporation with offices located at 11 West 42nd Street, 7th Floor New York, NY 10030 ("TELE-V").

RECITALS

         WHEREAS, DOTCOM desires to provide to TELE-V, and TELE-V desires to receive from DOTCOM, fulfillment services under the terms and conditions of this Agreement and the Schedules (as defined below).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, DOTCOM and TELE-V hereby agree as follows:

ARTCILE I

SCHEDULES AND FULFILLMENT SERVICE FEES

         Section 1.1 Schedules.

         (a) The parties acknowledge and agree that the terms and conditions pursuant to which any and all fulfillment services to be provided by DOTCOM pursuant to this Agreement shall be set forth in the schedule of even date herewith and attached hereto as Schedule One, which schedule is incorporated in and made a part of this Agreement (the "Original Schedule").

         (b) From time to time during the term of this Agreement, TELE-V may request that DOTCOM provide additional services. Any such request shall be in writing. DOTCOM reserves the right to accept or decline the request to provide additional services for any reason; provided, however, that DOTCOM shall in good faith give any such request due and fair consideration. In the event DOTCOM agrees to provide additional services, the parties shall acknowledge and agree on terms and conditions pursuant to which the additional services shall be provided which shall be set forth in an additional schedule (an "Additional Schedule" and collectively with the Original Schedule, the Schedules"). DOTCOM shall not commence providing the additional services until the Additional Schedule has been executed by the parties whereupon it shall be attached to and incorporated in and made a part of this Agreement.

         (c) Commencing as of the date this agreement has been executed and continuing during the term of this Agreement, subject to the terms and conditions of this Agreement and any Schedules, DOTCOM shall provide to TELE-V the services set forth on any such Schedules.

         (d) If there shall be a conflict between the terms and conditions set forth in any Schedule and those set forth in this Agreement, the terms and conditions of any such Schedule shall control.

         Section 1.2 Fulfillment Services Fees. The fees payable to DOTCOM for the Fulfillment Services provided pursuant to this Agreement shall be set forth in Schedule One. DOTCOM reserves the right, after the Initial Term (as defined below) and any Additional Term (as defined below), upon sixty (60) days prior written notice to TELE-V, to increase the fees for Fulfillment Services provided on a recurring basis to TELE-V provided that, such annual increase(s) shall not exceed ten percent (10%) of the price for the applicable fees in effect during the prior year.

         Section 1.3 Call Center Services Fees. The fees payable to DOTCOM for the Call Center Services provided pursuant this Agreement shall be set forth in Schedule One. DOTCOM reserves the right, after the initial twelve months and any additional twelve-month period, upon sixty (60) days prior written notice to TELE-V, to increase the fees for Call Center Services provided on a recurring basis to TELE-V, provided that, such annual increase(s) shall not exceed ten percent (10%) of the price for the applicable fees in effect during the prior year.

         Section 1.4 Postage and Freight. TELE-V shall be responsible to pay directly required postage, freight and ground shipping costs incurred in connection with the provision of any services pursuant to this Agreement pursuant to TELE-V's ongoing arrangements with carriers. If in the discretion of TELE-V, inventory is shipped pursuant to DOTCOM's ongoing arrangements with carriers, TELE-V shall be charged and obligated to pay postage, freight and ground shipping rates at DOTCOM's cost plus fifteen percent (15%). DOTCOM considers all postage, freight and shipping cost information to be Confidential Information (as defined in Section 10.1). TELE-V may, at DOTCOM's discretion, be required to maintain an advanced freight deposit equivalent to an average of thirty (30 days) freight charges.

         Section 1.5 Tax Matters. TELE-V shall pay all state and local sales, use, property or other taxes (except taxes on DOTCOM's property or net income) that may be assessed against DOTCOM and TELE-V with respect to this agreement or the services provided hereby. TELE-V acknowledges that it or its agent is solely responsible for identifying and resolving sales and use tax collection issues for product orders, including the necessity of charging, collecting and remitting such Taxes.

         Section 1.6 Reports. The parties agree to provide each other such reports as are mutually agreed upon, or as either party shall reasonably request during the performance of all services. TELE-V acknowledges that customized reports requested may incur computer-programming charges as outlined in Schedule One. DOTCOM agrees to provide a written estimate of any such charges prior to developing any requested reports and TELE-V agrees that no development work shall commence prior to providing written authorization.

ARTCILE II

PAYMENT TERMS

         Section 2.1 Fulfillment and All Other Services. DOTCOM shall invoice TELE-V for services every seven (7) days for all services and postage and freight if applicable, setting forth (i) a detailed list of all services provided to TELE-V during the prior seven (7) days (e.g., quantity/rate/extension) and (ii) associated charges for the services. TELE-V shall pay all invoices within fourteen (14) days of receipt.

         Section 2.2 Billing Disputes. TELE-V and DOTCOM shall in good faith use best efforts to expediently resolve any disputed invoice through discussion between each party's representatives; provided, however, that if the dispute with respect to the invoice is not resolved within ninety (90) calendar days of TELE-V's receipt of the invoice, the disputed invoice shall become immediately due and payable.

         Section 2.3 Interest. DOTCOM shall charge interest at a rate of 1% per month on all receivables not paid within the time periods set forth in Section
2.1. Interest shall accrue commencing on the 45th day after the date of invoice, and shall continue to accrue until all overdue payments, plus interest charges, are paid in full.


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ARTCILE III

BOOKS AND RECORDS

         Section 3.1 Record Keeping. Both parties agree to keep complete and accurate books of account, records, and other documents with respect to this Agreement and any Schedule ("Books and Records"). Such Books and Records shall be kept by both parties for the longer of (i) a period of time consistent with DOTCOM's general books and records retention policy, or (ii) three (3) years following expiration or termination of the Agreement.

ARTCILE IV

TERM AND TERMINATION

         Section 4.1 Term and Renewal Option.

         (a) The initial term of this Agreement shall commence on the date hereof and shall expire on the third anniversary thereof, unless earlier terminated in accordance with this Article or elsewhere in this Agreement (the "Initial Term").

         (b) This Agreement shall automatically renew for three (3) additional one (1) year terms ("Renewal Terms") commencing after the expiration of the Initial Term and, thereafter, after the expiration of any Renewal Term, unless either party elects not to renew by written notice to the other party no later than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During any Renewal Term, this Agreement may be earlier terminated in accordance with this Article or elsewhere in the Agreement. If renewed, the terms and conditions in effect under this Agreement and any Schedule during the prior year shall apply, except for increases in fees pursuant to Section 1.2.

         Section 4.2 Termination. This Agreement may be terminated as follows:

         (a) Either party may terminate this contract upon 60 days written notice.

         (b) Breach. By either party, upon thirty (30) days prior written notice to the other party, in the event of a material breach of this Agreement by the other party. The written notice shall specify the precise nature of the breach. In the event the breaching party cures the breach within the 30-day notice period, this Agreement shall not terminate.

         (c) Insolvency. By either party, immediately upon written notice to the other party, in the event the other party voluntarily files or has filed involuntarily against it a petition under the United States Bankruptcy Code, including a petition for Chapter 11 reorganization thereunder, or for the appointment of a receiver or a trustee of all or substantially all of such party's property or makes an assignment or petitions for or enters into an arrangement for the benefit of creditors.

         Section 4.3 Other Rights. The rights of the parties to terminate this Agreement or any Schedule is not exclusive of any other rights and remedies available at law or in equity, and such rights shall be cumulative. The exercise of any such right or remedy shall not preclude the exercise of any other rights and remedies.

         Section 4.4 Post-Termination Performance. Notwithstanding any termination by either party of this Agreement or any Schedule, DOTCOM shall continue to fulfill all orders from TELE-V's, and TELE-V shall continue to remit amounts due to DOTCOM under this Agreement or any Schedule, in connection with any product orders made prior to the effective date of such termination.

         Section 4.5 Return Of Proprietary Information. Upon termination of this Agreement for any reason, each party shall immediately return to the other all property (including without limitation, Confidential Information and all material related to any TELE-V's) that it has received from the other party in connection with the performance of its obligations hereunder except to the extent such property is needed to fulfill its continuing obligations under
Section 4.4. In such event, such property shall be returned immediately upon the party's fulfillment of its obligations under such Section 4.4.

         Section 4.6 Survival. Sections 3.1, 4.4, 4.5 and 4.6 and Articles VII, VIII, X and XI shall survive any expiration or termination of this Agreement or any Schedule.

ARTCILE V

RELATIONSHIP OF THE PARTIES

         Section 5.1 Independent Contractors. The relationship created hereunder between DOTCOM and TELE-V shall be solely that of independent contractors entering into an agreement. No representations or assertions shall be made or actions taken by either party which could imply or establish any agency, joint venture, partnership, employment or trust relationship between the parties with respect to the subject matter of this Agreement or any Schedule. Neither DOTCOM nor TELE-V shall have any authority or power whatsoever to enter into any agreement, contract or commitment on behalf of the other, or to create any liability or obligation whatsoever on behalf of the other, to any person or entity.

         Section 5.2 Subcontractors. DOTCOM reserves the right to subcontract with other individuals and businesses for any and all services required to be performed pursuant to this Agreement and any Schedule. Use of any subcontractor shall be subject to receipt of the prior consent of TELE-V, which consent shall not be unreasonably withheld. DOTCOM shall be responsible for all payments to, as well as the direction and control of the work to be performed by its subcontractors, if any. Subject to and solely in accordance with the provisions of Section 1.2, DOTCOM reserves the right to increase its fees upon sixty (60) days written notice in accordance with any rate increases by subcontractors.

ARTCILE VI

INVENTORY, FACILITIES AND RISK OF LOSS

         Section 6.1 General. TELE-V shall provide DOTCOM with sufficient inventory (the "Inventory") to meet the fulfillment requirements under this Agreement. DOTCOM shall have no liability to TELE-V or third parties for losses caused directly or indirectly by TELE-V failure to provide sufficient inventory.

         Section 6.2 Title. DOTCOM acknowledges that TELE-V shall retain all right and title to all inventory and packaging materials, which TELE-V causes to be delivered to DOTCOM under this Agreement. TELE-V reserves the right to physically inspect or remove any and all inventory from DOTCOM's possession and control. TELE-V will maintain all insurance coverages deemed necessary while goods are stored on location at DOTCOM warehouse(s). DOTCOM will require a copy of a certificate of insurance from TELE-V reflecting all coverages are in force.

         Section 6.3 Risk Of Loss. DOTCOM shall be responsible for all risk of direct physical loss of the inventory while it is in DOTCOM's possession or control during the term of this Agreement subject to the limitation contained in the next sentence. TELE-V waives its right to recover damages from DOTCOM for any loss of use of the Inventory or loss of income therefore, except to the extent provided pursuant to Section 8.1 of this Agreement, to the extent any such loss is covered under any existing warehouseman's legal liability insurance policy and to the extent of $.15 per pound of the inventory subject to loss. DOTCOM shall maintain the same levels of insurance coverage on the Inventory as it maintains with respect to the inventory of other TELE-Vs in the same warehouse(s).

ARTCILE VII

REPRESENTATIONS AND WARRANTIES

         Section 7.1 Representations and Warranties of DOTCOM. With the knowledge that TELE-V is relying thereon in entering into this Agreement and any Schedule hereto, DOTCOM hereby represents, warrants and covenants as follows:

         (a) DOTCOM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full power and authority to enter into and carry out the terms of this Agreement.

         (b) This Agreement and any and all Schedules constitute the legal, valid, and binding obligation of DOTCOM, enforceable against DOTCOM in accordance with its terms except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. DOTCOM has taken or will have taken all corporate action necessary for the authorization, execution and delivery of this Agreement and any Schedule, and for the performance by DOTCOM of its obligations under this Agreement and any Schedule.

         (c) Neither the execution and delivery of this Agreement (including the Original Schedule) nor the consummation or performance of any obligations hereunder shall, directly or indirectly (with or without notice or lapse of time) in any material respect, contravene, conflict with, or result in a violation or breach of any provision have, or give any person the right to declare or default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or material contract to which DOTCOM is a party.

         (d) DOTCOM is not and shall not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or any Schedule or the consummation or performance of any of its obligations hereunder.

         (e) DOTCOM is not currently in default under any material contract or agreement.

         Section 7.2 Representations and Warranties of TELE-V. With the knowledge that DOTCOM is relying thereon in entering into this Agreement and any Schedule hereto, TELE-V hereby represents, warrants and covenants as follows:

         (a) TELE-V is a Limited Liability Corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the full power and authority to enter into and carry out the terms of this Agreement.

         (b) This  Agreement  and the Original  Schedule  constitute  the legal, valid, and binding obligation of TELE-V, enforceable against TELE-V in accordance with its terms except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. TELE-V has taken or will have taken all corporate action necessary for the authorization, execution and delivery of this Agreement and any Schedule, and for the performance by TELE-V of its obligations under this Agreement and any Schedule.

         (c) Neither the execution and delivery of this Agreement and any Schedule nor the consummation or performance of any obligations hereunder shall, with or without notice or lapse of time, in any material respect, contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which TELE-V is a party.

         (d) TELE-V is not and shall not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or any Schedule or the consummation or performance of any of its obligations hereunder.

         (e) TELE-V is to its knowledge, and at all times during the term of this Agreement, will remain in material compliance with all applicable laws and regulations, including, but not limited to, the laws, rules and regulations of the Federal Trade Commission and the Direct Marketing Association.

         (f) TELE-V is not currently in default under any material contract or agreement.

         Section 7.3 Survival. The representations and warranties under this Section shall survive the termination of this Agreement and any Schedule.

ARTCILE VIII

INDEMNIFICATION, INSURANCE AND LIMITATIONS ON LIABILITY

         Section 8.1 Indemnification by DOTCOM. Subject to the limitations specified in this Article VIII, DOTCOM shall indemnify, hold harmless and defend TELE-V and each person or entity that is a stockholder, officer, director, partner, employee, affiliate or agent of TELE-V from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by any such person or entity arising out of or in connection with (i) the accuracy of any representation or warranty made by DOTCOM hereunder, (ii) any breach of this Agreement by DOTCOM, or (iii) any negligent act or omission by DOTCOM or its employees or agents in connection with the performance by DOTCOM or its employees or agents of the services hereunder, provided such negligent act or omission was not done or omitted at the direction of TELE-V.

         Section 8.2 Indemnification by TELE-V. Subject to the limitations specified in this Article VIII, TELE-V shall indemnify, hold harmless and defend DOTCOM and each person or entity that is a stockholder, officer, director, partner, employee, affiliate or agent of DOTCOM from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred, or suffered by any such person arising out of or in connection with (i) the inaccuracy of any representation or warranty made by TELE-V hereunder, (ii) any breach of this Agreement by TELE-V, (iii) any negligent act or omission by TELE-V or its Employees or agents in connection with the performance by TELE-V or its employees or agents required of TELE-V hereunder provided such negligent act or omission was not done or omitted at the direction of TELE-V, or (iv) any claim or action for personal injury, death, property damage or other cause of action (A) involving a product liability claim arising from or relating to products for which services are provided to TELE-V hereunder, or (B) resulting from alleged defects in, or the inherently dangerous nature of, TELE-V products that are the subject of this Agreement and any Schedule.

         Section 8.3 Notice And Defense Of Third-Party Claims. If a claim for indemnification hereunder arises from a claim or demand from a third party, the rights of the indemnified parties to be indemnified pursuant to this Agreement and any Schedule shall be governed by the following:

         (a) Promptly after receipt by an indemnified party of notice of any claim, allegation or facts, which may result in a claim for indemnification hereunder, an indemnified party shall give the indemnifying party prompt notice thereof. The failure to give such notice shall not affect the indemnified party's ability to seek reimbursement unless such failure has materially and adversely affected the indemnifying party's ability to defend the claims.

         (b) An indemnified party shall have the right (i) to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, or (ii) to the extent that it may wish, jointly with any other indemnified party, to assume the defense of any such action with counsel reasonably satisfactory to the indemnifying party but the fees and expenses of such counsel shall be the expense of such indemnified party unless (x) the indemnifying party has agreed in writing to pay such fees and expenses, (y) the indemnifying party has failed to assume the defense thereof without reservation and employ counsel within a reasonable period of time after being given the notice required above, and as a consequence thereof the indemnified party has employed separate counsel to protect its rights, or (z) the named parties to any such action (including any impeded parties) include both such indemnified party and indemnifying party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at an time for all such indemnified parties having actual or potential differing interest with the indemnifying party.

         (c) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment against any indemnified party in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified parties to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         Section 8.4 Insurance. During the term of this Agreement, DOTCOM will maintain, with a financially sound insurance company having an A.M. Best rating of A or better, the following insurance coverage:

         (a) commercial general liability insurance with a combined single limit of $2 million per occurrence for bodily injury, including death and property damage;

         (b) umbrella excess liability insurance with a combined single limit of $10 million per occurrence for bodily injury, including death, and property damage;

         (c) worker's compensation, occupational disease, employer's liability with limits of not less than $500,000 per accident for bodily injury and $500,000 per employee for bodily injury by disease, disability benefit and similar employee benefit insurance required under the laws of the states where DOTCOM will perform the services provided for hereunder;

         (d) third party fidelity insurance with limits no less than $500,000 per occurrence;

         (e) warehouseman's legal liability insurance with a per occurrence limit of $1,000,000.

         (f)  DOTCOM  will  furnish  TELE-V  with   certificates   of  insurance
evidencing this coverage upon written request.

         Section 8.5 Limitation on Liability.

         (a) In no event shall either party's liability hereunder include any special, indirect, incidental or consequential losses or damages, even if such party shall have been advised of the possibility of such potential loss or damage.

         Section 8.6 Dispute Resolution. To be selected jointly by two mediators selected by the parties.

         (a) If there is any controversy, dispute or claim arising out of or relating to interpretation or breach of this Agreement, the parties will endeavor to settle it promptly.

         (b) If such a dispute cannot be resolved, the parties will promptly initiate and participate in good faith mediation of the dispute, with the mediator to be selected jointly by the parties or, if the parties cannot agree upon a mediator, by a mediator to be selected jointly by the two mediators selected by the parties.

         (c) If the dispute is not resolved through mediation, the parties will promptly submit such dispute to binding arbitration in accordance with the Commercial Arbitration Rules and regulations of The American Arbitration Association ("AAA") in the City of New York, unless the parties mutually agree otherwise. The arbitration shall be before a panel of three (3) arbitrators. One arbitrator shall be appointed by each party to serve on the panel. One neutral arbitrator shall be appointed by the arbitrators selected by the parties. In the event of an impasse, the neutral arbitrator shall be appointed by the AAA, and, if possible, shall have experience handling disputes relating to the fulfillment industry. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         (d) Nothing shall prevent either party from directly seeking injunctive or other equitable relief from any court or competent jurisdiction in situations where damages would not adequately compensate for an alleged breach of this Agreement. By way of illustration and not limitation, such relief would be appropriate in the case of either party's need to: obtain cooperation of the other party in litigation; secure the timely delivery of information or services; or, prevent the disclosure of Confidential Information.

         (e) The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding.

         Section 8.7 Government Actions. TELE-V hereby agrees to promptly provide DOTCOM copies of all complaints or inquiries received by it from any governmental agency that in any way relate to or have potential effect on the services provided hereunder. In the event DOTCOM is required, as a result of any such action, to change the manner in which it does business in any material respect, DOTCOM shall have the option to terminate as soon as practicable the availability of such services hereunder. DOTCOM hereby agrees that it will promptly forward to TELE-V copies of all written complaints or written inquiries addressed to DOTCOM from any governmental agency in any way relating to or having a potential effect on the services provided hereunder.

         Section 8.8 Survival. The provisions of this Section shall survive the termination of this Agreement and any Schedule.

ARTCILE IX

MARKETING MATERIALS

         Section 9.1 Both parties agree to act as TELE-V reference for the other in regard to the subject matter of this Agreement during the term hereof. The written consent of the other party shall be obtained before the party is used as a reference in any particular instance.

ARTCILE X

CONFIDENTIALITY

         Section 10.1 General. As used herein,  "Confidential Information" means
(i) the terms and provisions of this Agreement and any related documents delivered concurrently herewith, and (ii) all computer hardware, all software, all data, reports, analyses, compilations, studies, interpretations, forecasts, records and other materials (in whatever form maintained, whether documentary, computer storage or otherwise) that contain or otherwise reflect information concerning TELE-V, DOTCOM, any of their subsidiaries or affiliates, or any portion thereof, that one party or its Agents may provide to the Receiving Party or its Agents (as defined below) in connection with this Agreement ("Provided Information"), together with all data, reports, analysis, compilations, studies, interpretations, forecasts, records or other materials (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by the Disclosing Party. As used herein, "Agents" means, collectively, the respective directors, employees, controlling persons or attorneys of TELE-V or DOTCOM. As used herein, the term "person" shall be broadly interpreted to include, without limitation, any corporation, partnership, trust or individual; the term "Receiving Party" shall mean the person receiving Provided Information; and the term "Disclosing Party" shall mean the person providing Provided Information.

         Section 10.2 Acknowledgment. The parties hereby agree that all Confidential Information shall be kept confidential and shall not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party in any manner whatsoever, in whole or in part, other than to the Receiving Party's Agents, and shall not be used, directly or indirectly, for any purpose other than in connection with this Agreement and not in any way inherently detrimental to the other party. Moreover, TELE-V and DOTCOM agree to reveal Confidential Information only to their Agents if and to the extent that such Agents, have a strict need to know such Confidential Information for the purpose of the Receiving Party satisfying its obligations under this Agreement and are informed of the confidential nature of the Confidential Information and agree to be bound by the terms and conditions of this Agreement. TELE-V and DOTCOM shall each be responsible for any breach of this Agreement by their respective Agents (including Agents who, subsequent to the first date of disclosure of Confidential Information hereunder, become former Agents). Moreover, TELE-V and DOTCOM shall take all reasonably necessary measures to restrain their respective Agents (and former Agents) from unauthorized disclosure or use of the Confidential Information.

         Section 10.3 Exceptions. Notwithstanding anything in this Agreement to the contrary, Confidential Information shall not include any information which:

         (a) at the time of disclosure to the Receiving Party is generally available to and known by the public (other than as a result of any disclosure made directly or indirectly or other action or inaction by the Receiving Party or anyone to whom the Receiving Party or any of its Agents transmit or transmitted any Confidential Information);

         (b) become publicly available in the future (other than as a result of a disclosure made directly or indirectly or other action or inaction by the Receiving Party or anyone to whom the Receiving Party or any of its Agents transmit or have transmitted any Confidential Information);

         (c) was available to the Receiving Party or its Agents on a non-confidential basis from a source other than the Disclosing Party or any of its Subsidiaries or affiliates or any of their respective Agents providing such information (provided that to the best of the Receiving Party's knowledge, after due inquiry, such source is not or was not bound to maintain the confidentiality of such information); or

         (d) has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, provided such independent development can reasonably be proven by the Receiving Party upon written request.

         Section 10.4 In the event that a party or any of such party's Agents become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information of the other party, that party or person under the legal compulsion (the "Compelled Party") from whom such information is being sought shall, unless prohibited by law, provided the party to whom such confidential Information belongs with prompt prior written notice of such requirement so that it may seek a protective order or other appropriate remedy, or both, or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the other party waives compliance with the provisions hereof, the Compelled Party agrees to furnish only such portion of the Confidential Information that the Compelled Party is advised by opinion of its counsel is legally required to be furnished by it and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information. Notwithstanding the foregoing, to the extent required under applicable state and federal securities laws, either party may file this Agreement as an exhibit with federal and state securities filings, provided that each party shall use its best efforts to obtain confidential treatment of the portions of this Agreement that contain Confidential Information. In this regard, the party making such filing shall obtain the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 10.5 Use of Confidential Information. Each party shall be subject to the obligations under this Article X until the expiration of three
(3) years following the termination of this Agreement. Other than as specifically provided in this Agreement, neither party shall duplicate the Disclosing Party's Confidential Information for any purpose other than for the performance of its obligations under this Agreement and for the benefit of the Disclosing Party; or use the Disclosing Party's Confidential Information for any reason or purpose other than as expressly permitted in this Agreement.

         Section 10.6 Return of Confidential Information.

         (a) Upon termination of this Agreement or if either party so requests, the Receiving Party shall return to the Disclosing Party or destroy all copies of the Confidential Information in its possession and the possession of its Agents and will destroy all copies of any Derived Information; provided, however, that this Agreement will continue to apply to the Confidential Information and/or Derived Information contained or reflected in such copies.

         (b) The Parties agree that TELE-V and DOTCOM would be irreparably injured by a breach of this Agreement by the other party or its Agents and that the other party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 10.6. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 10.6 by either party or their Agents, but shall be in addition to all other remedies available at law or in equity.

ARTCILE XI

MISCELLANEOUS PROVISIONS

         Section 11.1 Warehouseman's Lien. DOTCOM shall have an enforceable warehouseman's lien against any and all TELE-v inventory in DOTCOM's warehouse(s) to secure payment of any and all outstanding obligations of TELE-V to DOTCOM for the fulfillment Services provided by DOTCOM pursuant to this Agreement.

         Section 11.2 Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement ("Notices") will be in writing and will be deemed to have been given (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) five
(5) days after deposit in first class U.S. mail, as the case may be to the addresses indicated below:

       --------------------------------    ----------------------------------
       If to DOTCOM:                       If to TELE-V:

       .com Distribution Corp.             TELE-V
       300 Nixon Lane                      1120 Avenue of the Americas
       Edison, NJ  08837                   Suite 4019
       Attention:   Maria R. Haggerty      New York, NY  10036
       Executive Vice President & CFO      Attention:  Suzanne Levy
                                           Vice President of Marketing
       Facsimile:  (732) 287-5958
                                           Facsimile:  (212) 626-6999
       --------------------------------    ----------------------------------

or such other addresses as a party may designate from time to time by written notice to the other party.

         Section 11.3 Severability. Whenever possible, each provision of this Agreement and any Schedule shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Schedule is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and any Schedule.

         Section 11.4 Amendment and Waiver. This Agreement and any Schedule may be amended, and any provision of this Agreement and any Schedule may be waived; provided that any such amendment or waiver will be binding upon any party hereto only if such amendment or waiver is set forth in writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement and any Schedule will be deemed effective to modify or amend any part of this Agreement and any Schedule or any rights or obligations of any person under or by reason of this Agreement or any Schedule. The waiver of any default, or the remedying of any default in any manner, shall not operate as a waiver of any other prior or subsequent default. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder. No delay or omission by a party to exercise rights hereunder shall impair any such rights or shall be construed to be a waiver of any such default or any acquiescence therein.

         Section 11.5 Complete Agreement. This Agreement, all Schedules and exhibits hereto any related documents delivered concurrently herewith, contain the complete agreement between the parties relating to the services and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may be related to the subject matter hereof in any way.

         Section 11.6 Further Assurances. TELE-V and DOTCOM will each execute such other documents and take such actions as the other may reasonably request in order to effect the relationships, services and activities contemplated by this Agreement and any Schedule and to account for and document those activities.

         Section 11.7 Headings. Section headings contained in this Agreement and any Schedule are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement and Schedule, respectively, or any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         Section 11.8 Governing Law. This Agreement and any Schedule shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

         Section 11.9 Assignment. Neither this Agreement, any Schedule nor any of the rights, interest or obligations set forth in each may be assigned by any party hereto without the prior written consent of the other party hereto, which shall not be unreasonably withheld. Notwithstanding the foregoing, TELE-V shall have the right to assign this Agreement to any wholly owned subsidiary of TELE-V, provided that TELE-V guarantees the obligations of any such subsidiary hereunder. Subject to the foregoing, this Agreement and any Schedule and all of the provisions thereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.10 Interpretation. Each party acknowledges it has participated in the negotiation and preparation of this Agreement, and has reviewed this Agreement and had the opportunity to consult with its counsel and accountants with respect to its terms. Therefore, each party agrees that the rule of construction to the effect that any ambiguities in a document shall be interpreted against the drafting party, will not be utilized in the interpretation, construction, or enforcement of this Agreement, and no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any Schedule or other instrument subject hereto.

         Section 11.11 Force Majeure. Neither party shall be liable for any failure of or delay in the performance of this Agreement or any Schedule for the period that such failure or delay is due to act of God, public enemy, war, strikes or labor disputes, or any other cause beyond the parties' reasonable control (each "Force Majeure"), it being understood that lack of financial resources shall not be deemed a cause beyond a party's control. Each party shall notify the other party promptly of the occurrence of any Force Majeure and carry out this Agreement and any Schedule as promptly as practicable after such Force Majeure is terminated. The existence of any Force Majeure shall not extend the term of this Agreement or any Schedule.

         Section 11.12 Counterparts. This Agreement may be signed in any number of counterparts.

         IN  WITNESS  WHEREOF,   the  parties  hereto  executed  this  Agreement
effective as of the date first set forth above.


COM DISTRIBUTION CORP.                           TELE-V



By: /s/ William B. Follett                       By: /s/ Yaron Ben-Horin
   ---------------------------------------          ----------------------------
Name:  William B. Follett                        Name:  Yaron Ben-Horin
Title  President & Chief Financial Officer       Title  Chief Operating Officer

ATTACHMENTS:

Schedule One


-----------------------------------------------------------------------------------------------------------------------
SERVICE                                                                        RATE           UNIT OF MEASURE
-----------------------------------------------------------------------------------------------------------------------
RECEIVING                                                                      $.33                   Per Carton
-----------------------------------------------------------------------------------------------------------------------
DIRECT TO CONSUMER (DR) FULFILLMENT                                           $3.10                   Per Order
         Includes
         Order Processing, Packaging, Returns, Customer Service,
         Pick Pack and Ship

-----------------------------------------------------------------------------------------------------------------------
RETAIL SHIPMENT
         Includes
         Order Processing Pick Pack & Ship                                    $ 1.05+                  Per Carton
         Storage                                                               12.90
         Master Packs
         Cartons
-----------------------------------------------------------------------------------------------------------------------
RETAIL WORK ORDERS                                                            $23.50                   Per Hour
         Breaking master packs and assembling displays (each work
         order will be quoted separately and approved by Tele-v)

-----------------------------------------------------------------------------------------------------------------------
RETAIL RETURNS                                                                $23.50                   Per hour
         Including QA
-----------------------------------------------------------------------------------------------------------------------

Bundled pricing provided within this schedule is based upon volume and service requirements as outlined by TELE-V. Any material changes to these specifications may result in the revision of the current bundled cost.

VOLUME REBATE

--------------------------------------------------------------------------------
ANNUAL SERVICE                            REBATE            REBATE
REVENUE BILLING                           %                 $
--------------------------------------------------------------------------------
Between $4,000,000 and $4,999,999         1.0%              $40,000 to $50,000

--------------------------------------------------------------------------------
Between $5,000,000 and $5,999,999         1.5%              $75,000 to $90,000

--------------------------------------------------------------------------------
Between $6,000,000 and $6,999,999         2.0%              $120,000 to $140,000

--------------------------------------------------------------------------------
Greater than $7,000,000                   2.5%              $175,000+

--------------------------------------------------------------------------------